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                                                                     EXHIBIT 4.1


               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                  AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated as of September 6, 2000 by and among CENTURION INTERNATIONAL, INC., a Nebraska corporation, (the "Company"), CORNERSTONE EQUITY INVESTORS IV, L.P., a Delaware limited partnership ("Cornerstone"), PRUDENTIAL PRIVATE EQUITY INVESTORS III, L.P., a Delaware limited partnership ("PPEI"), KUCK INVESTMENT PARTNERS, L.P., a Delaware limited partnership ("Kuck"), JAMES A. BOYLE, MICHAEL MCGINLEY, PETER CROWLEY (collectively, the "Sigma Stockholders"), RANDOLPH STREET PARTNERS III ("Randolph"), K&E Investment Partners, LLC-2000DIF ("K&E"), P. JACKSON BELL, BEHLMAN FAMILY REVOCABLE TRUST ("BEHLMAN"), AND THE STATE OF WISCONSIN INVESTMENT BOARD ("Wisconsin"). Capitalized terms used herein but not otherwise defined have the meaning set forth in Section 1.

                  WHEREAS, Cornerstone and PPEI have purchased from the Company
(a) certain shares of the Common Stock of the Company, par value $0.01 per share (the "Common Stock"), (b) certain shares of the Series B Redeemable Preferred Stock of the Company, par value $0.01 per share, and (c) certain subordinated notes of the Company, in each case, pursuant to the terms and conditions of the Recapitalization Agreement;

                  WHEREAS, Kuck is the owner of 100,000 shares of the Common Stock and has received 160,000 shares of the Company's Series A Convertible Preferred Stock, par value (the "Series A Preferred Stock") $0.01 per share pursuant to the terms and conditions of the Recapitalization Agreement;

                  WHEREAS, each of the Sigma Stockholders is the owner of (a) certain shares of Common Stock and (b) certain shares of Series B Preferred Stock, in each case, pursuant to the terms and conditions of the Subscription Agreement;

                  WHEREAS, PPEI, Cornerstone, Wisconsin, Kuck, Randolph, K&E, P. Jackson Bell and Behlman have purchased from the Company certain shares of the Series C Convertible Preferred Stock of the Company, par value $0.01 per share (the "Series C Preferred Stock"), pursuant to the terms of the Securities Purchase Agreement; and

                  WHEREAS, the parties hereto wish to amend and restate the Registration Rights Agreement dated as of April 18, 1997 by and among the Company, Cornerstone, PPEI, Kuck and certain other shareholders of the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                  1. Definitions. As used herein, the following terms shall have the following meanings.


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                  "Common Stock" means, collectively, the Common Stock and any capital stock of the Company issued or issuable with respect thereto by way of a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                  "Cornerstone Registrable Securities" means the Registrable Securities originally issued to Cornerstone or its affiliates pursuant to the Recapitalization Agreement or otherwise acquired by or issued to Cornerstone or its affiliates on or after April 18, 1997; except that Cornerstone Registrable Securities do not include any Series C Registrable Securities.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Kuck Registrable Securities" means the Registrable
Securities originally issued to Kuck or its affiliates (including, without limitation, Lance J. Kuck and Scott M. Kuck) pursuant to the Recapitalization Agreement or otherwise acquired by or issued to Kuck or its affiliates on or after April 18, 1997; except that Kuck Registrable Securities do not include any Series C Registrable Securities.

                  "Listing" means the admission of the Company's Common Stock on any stock exchange or the sale of the Company's Common Stock in an underwritten public offering registered under the Securities Act.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PPEI Registrable Securities" means the Registrable Securities originally issued to PPEI or its affiliates pursuant to the Recapitalization Agreement or otherwise acquired by or issued to PPEI or its affiliates on or after April 18, 1997; except that PPEI Registrable Securities do not include any Series C Registrable Securities.

                  "Recapitalization Agreement" shall mean the Recapitalization Agreement by and among the Company, Cornerstone, PPEI, Kuck, Lance J. Kuck, Scott M. Kuck and P. Jackson Bell, dated as of April 18, 1997.

                  "Registrable Securities" means (i) any shares of Common Stock acquired by, or issued or issuable to any of the parties hereto prior to, on or following the date hereof, and (ii) any capital stock of the Company issued or issuable with respect to the securities referred to in clause (i) above in connection with a combination or split of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.


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                  "Registration Expenses" means all expenses incident to the
Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company.

                  "Rule 144" means Rule 144 under the Securities Act (or any similar rule then in force).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the purchasers named therein.

                  "Series C Registrable Securities" means the Registrable Securities originally issued as Series C Preferred Stock to the purchasers thereof pursuant to the Securities Purchase Agreement or on or after the date hereof.

                  "Sigma Registrable Securities" means the Registrable Securities originally issued to the Sigma Stockholders or their affiliates pursuant to the Subscription Agreement or otherwise acquired by or issued to the Sigma Stockholders or their affiliates on or after June 2, 1999; except that Sigma Registrable Securities do not include any Series C Registrable Securities.

                  "Subscription Agreement" means the Subscription Agreement dated as of June 2, 1999, by and among the Company, James A. Boyle, Michael McGinley and Peter Crowley.

                  "Wisconsin Registrable Securities" means the Registrable Securities originally issued to Wisconsin or its affiliates pursuant to the Securities Purchase Agreement or otherwise acquired by or issued to Wisconsin or its affiliates on or after the date hereof.

                  2.  Demand Registrations.

                  (a) Requests for Registration. Subject to Section 2(b) below,
(i) at any time and from time to time, the holders of a majority of the Cornerstone Registrable Securities, (ii) at any time and from time to time after a Listing, the holders of a majority of the Kuck Registrable Securities or the holders of a majority of the PPEI Registrable Securities, (iii) at any time and from time to time after the sixth month anniversary of a Listing, the holders of a majority of the Series C Registrable Securities and (iv) at any time and from time to time after the six month anniversary of a Listing, the holders of a majority of the Wisconsin Registrable Securities may request registration, whether underwritten or otherwise, under the Securities Act of all or part of the Registrable Securities held by such holders, in each case on Form S-1 or any similar long-form registration (collectively, "Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration


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("Short-Form Registrations"), if available. In addition, subject to Section 2(g)
below, the holders of a majority of the Cornerstone Registrable Securities or the PPEI Registrable Securities, as the case may be, may request that the Company, with respect to any Registrable Securities held by such holders file with the SEC a registration statement under the Securities Act on any applicable form pursuant to Rule 415 under the Securities Act (a "415 Registration"). Each request for a Long-Form Registration or Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request for a Long-Form Registration or Short-Form Registration, (1) the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include (subject to the provisions of this Agreement) in such registration, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. All registrations requested pursuant to this Section 2(a) are referred to herein as "Demand Registrations".

                  (b) Long-Form Registrations. The holders of the Cornerstone Registrable Securities and the holders of the PPEI Registrable Securities will each be entitled to request up to five (5) Long-Form Registrations with respect to Registrable Securities held by such holders, in which the Company will pay all Registration Expenses. The holders of the Kuck Registrable Securities will be entitled to request up to three (3) Long-Form Registrations with respect to Registrable Securities held by such holders, in which the Company will pay all Registration Expenses. The holders of the Series C Registrable Securities will be entitled to request one (1) Long-Form Registration with respect to Registrable Securities held by such holders, in which the Company will pay all Registration Expenses. The holders of the Wisconsin Registrable Securities will be entitled to request one (1) Long-Form Registration with respect to Registrable Securities held by such holders, in which the Company will pay all Registration Expenses. A registration will not count as a permitted Long-Form Registration until it has become effective and unless the holders of Cornerstone Registrable Securities, PPEI Registrable Securities, Kuck Registrable Securities, Series C Registrable Securities, or Wisconsin Registrable Securities, as the case may be, are able to register and sell at least 80% of the Registrable Securities that holders of Cornerstone Registrable Securities, PPEI Registrable Securities, Kuck Registrable Securities, Series C Registrable Securities, or Wisconsin Registrable Securities, as the case may be, have requested to be included in such registration.

                  (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), holders of Registrable Securities will be entitled to request an unlimited number of Short-Form Registrations with respect to Registrable Securities held by such holders in which the Company will pay all Registration Expenses. Demand Registrations (other than 415 Registrations) will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities, and after the Company has become subject to such reporting requirements, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.


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                  (d) Priority on Demand Registrations. The Company will not include in any Long-Form Registration or Short-Form Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least a majority of the Cornerstone Registrable Securities, PPEI Registrable Securities, Kuck Registrable Securities, Series C Registrable Securities, or Wisconsin Registrable Securities, as the case may be, demanding such registration. If a Long-Form Registration or a Short-Form Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering (including price), the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration pro rata, if necessary, among the holders of Registrable Securities based on the number of shares of Registrable Securities held by each such holder and (ii) second, any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of shares of such other securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense, must pay their share of the Registration Expenses as provided in Section 6 hereof.

                  (e) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration for Registrable Securities.

                  (f) Selection of Underwriters. In the case of a Demand Registration for an underwritten offering, the holders of a majority of the Registrable Securities to be included in such Demand Registration will have the right to select the investment banker(s) and manager(s) to administer the offering, which investment banker(s) and manager(s) will be nationally recognized.

                  (g) 415 Registrations.

                      (i) The holders of a majority of the Cornerstone Registrable Securities and the holders of a majority of the PPEI Registrable Securities will each be entitled to request one (1) 415 Registration with respect to Cornerstone Registrable Securities and PPEI Registrable Securities, respectively, in which the Company will pay all Registration Expenses; provided, that Kuck and the holders of the Series C Registrable Securities have the right to participate in any such registration pro rata with Cornerstone and PPEI on the basis of the number of shares of Registrable Securities held by such holders. Subject to the availability of required financial information, within 45 days after the Company receives written notice of a request for a 415 Registration, the Company shall file with the SEC a registration statement under the Securities Act for the 415 Registration. The Company shall use its best efforts to cause the 415 Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall (subject to the provisions of clause (ii) below) cause such 415 Registration to remain effective for such time period as is specified in such request, but for no time period longer than the period ending on the earlier of
(1) the third anniversary of the date of filing of such 415 Registration, (2) the date on which all Registrable Securities so registered have been sold pursuant to the 415 Registration or


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(3) the date as of which there are no longer any Registrable Securities in existence. Any sale pursuant to the registration contemplated by this subsection 3(g)(i) is referred to herein as a "Takedown."

                      (ii) If the holders of a majority of the Cornerstone Registrable Securities, the holders of a majority of the PPEI Registrable Securities, the holders of a majority of the Kuck Registrable Securities, or the holders of a majority of the Series C Registrable Securities notify the Company in writing that they intend to effect the sale of all or a substantial portion of the Cornerstone Registrable Securities, the Kuck Registrable Securities, the PPEI Registrable Securities, or the Series C Registrable Securities held by such holders, pursuant to a Takedown, the Company and each holder of Registrable Securities shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the 90-day period beginning on the date such notice of a Takedown is received.

                      (iii) If in connection with any Takedown the managing underwriters (selected in accordance with clause (iv) below) advise the Company that, in their opinion, the inclusion of any securities other than Cornerstone Registrable Securities, Kuck Registrable Securities, PPEI Registrable Securities, or Series C Registrable Securities would adversely affect the marketability of the offering, then no such other securities shall be permitted to be included. Additionally, if in connection with such an offering, the number of Cornerstone Registrable Securities, Kuck Registrable Securities, PPEI Registrable Securities, Series C Registrable Securities and other securities (if any) requested to be included in such Takedown exceeds the number of Cornerstone Registrable Securities, PPEI Registrable Securities, Kuck Registrable Securities, Series C Registrable Securities and other securities which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such Takedown (i) first, the Cornerstone Registrable Securities, Kuck Registrable Securities, PPEI Registrable Securities and Series C Registrable Securities requested to be included in such Takedown, pro rata among the holders of such Cornerstone Registrable Securities, Kuck Registrable Securities, PPEI Registrable Securities and Series C Registrable Securities on the basis of the number of Cornerstone Registrable Securities, Kuck Registrable Securities, PPEI Registrable Securities and Series C Registrable Securities owned by each such holder, (ii) second, the remaining Registrable Securities requested to be included in such Takedown, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such Takedown to the extent permitted hereunder.

                      (iv) The holders of a majority of the Cornerstone Registrable Securities and the holders of a majority of the PPEI Registrable Securities shall have the right to retain and select an investment banker and manager to administer the 415 Registration with respect to Registrable Securities and any Takedown pursuant thereto.

                      (v) In addition to the provisions in Section 6 below, all expenses incurred in connection with the management of the 415 Registration (whether incurred by the Company, the holders of the Cornerstone Registrable Securities, or the holders of the PPEI Registrable Securities)


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shall be borne by the Company (including, without limitation, all fees and expenses of the investment banker and manager) (excluding discounts and commissions).

                  (h) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any of its equity securities or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Cornerstone Registrable Securities and the holders of a majority of the PPEI Registrable Securities.

                  3.  Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any shares of Common Stock under the Securities Act (in the case of all holders of Registrable Securities except holders of Sigma Registrable Securities, other than pursuant to a Demand Registration, and in the case of all holders of Registrable Securities, other than pursuant to a registration statement on Form S-8 or S-4 or any similar form or in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called "equity kicker")), and a registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration. The Company shall include in any such registration by it all Registrable Securities with respect to which it has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. Notwithstanding the foregoing, in connection only with the initial registered public offering of the Company's securities which offering is a primary offering, no Registrable Securities shall be included in such registration without the prior written consent of the Company; provided, that if the Company consents to include in such registration any Registrable Securities held by any holder of Registrable Securities, the Company shall consent to include in such registration the Registrable Securities of all holders of Registrable Securities in accordance with the provisions of Section 3(c) below.

                  (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company.

                  (c) Priority on Primary Registrations. Subject to paragraph 3(a), if a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all Registrable Securities requested to be included in such registration; provided, that if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the number of Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third, other securities, if any, requested to be included in such registration not covered by clause (i) above.


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                  (d) Priority on Secondary Registrations. If a Piggyback
Registration is an underwritten secondary registration on behalf of holders of the Company's securities (which registration was consented to pursuant to Section 2(h) above), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the number of Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each such holder, and (iii) third, other securities, if any, requested to be included in such registration not covered by clause (i) above.

                  (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the investment banker(s) and manager(s) for the offering shall be acceptable to the holders of a majority of the Registrable Securities for which registration has been proposed.

                  (f) Other Registrations. If (i) the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Forms S-4 or S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

                  4.  Holdback Agreements.

                  (a) Each holder of Registrable Securities hereby agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any Demand Registration (other than a 415 Registration) or Piggyback Registration for a public offering to be underwritten on a firm commitment basis in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company agrees (i) not to effect any public sale or distribution of its respective equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (other than a 415 Registration) or Piggyback Registration for Registrable Securities (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of Registrable Securities and each other holder of at least 5% (on a fully diluted basis) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, purchased from the Company at any time after the date hereof (other than in a registered public offering) to agree


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not to effect any public sale or distribution (including sales pursuant to Rule
144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than six months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such


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
Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company, are then listed and, if not so listed, to be listed on the Nasdaq National Market ("Nasdaq Market") and, if listed on the Nasdaq Market, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "National Market System security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure Nasdaq Market authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the Company, as applicable, after the effective date of the registration statement, which earning statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company, in writing, which in the reasonable judgment of such holder and its counsel should be included;

                  (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                  (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

                  (n) obtain a "cold comfort" letter from the independent public accountants of the Company in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the holders of a majority of the Registrable Securities being sold reasonably request.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company, and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling Person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company, in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided, that with respect to this clause (ii) such holder shall furnish to the Company, an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

                  6.  Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company, will be borne by the Company, with respect to any registration, proposed or otherwise, of its securities.

                  (b) In connection with each Demand Registration, each Piggyback Registration and each 415 Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration.

                  7.  Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its respective partners, members, officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder, director, officer or controlling Person for any legal or other expenses reasonably incurred by such holder, director, officer or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company in connection with any registration of Registrable Securities, and its members, directors and officers and each Person who controls the Company (within the meaning of the Securities Act), as applicable, against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, member, officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company, to the extent so liable, also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event that the Company's indemnification is unavailable for any reason.

                  8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

                  9. Rule 144 Reporting. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

                  (b) file with the SEC, in a timely manner, all reports and other documents required under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

                  (c) so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time commencing 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                  10. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company:

                         Centurion International, Inc.
                         3425 North 44th Street
                         Lincoln, Nebraska  68504
                         Attention:      Gary L. Kuck, President
                         Facsimile No.:  (402) 467-4528

                         With copies to:

                         Cornerstone IV, L.L.C.
                         717 Fifth Avenue
                         Suite 1100
                         New York, New York  10022
                         Attention:      Mark Rossi
                                         Robert Getz
                         Facsimile No.:  (212) 826-6798

                         and:

                         Kirkland & Ellis
                         153 East 53rd Street
                         New York, New York  10022-4675
                         Attention:      Frederick Tanne, Esq.
                         Facsimile No.:  (212) 446-4900

                         and:

                         Altheimer & Gray
                         10 South Wacker Drive, Suite 4000
                         Chicago, Illinois  60606
                         Attention:      Phillip Gordon
                         Facsimile No.:  (312) 715-4800

                  To Cornerstone:

                         Cornerstone IV, L.L.C.
                         717 Fifth Avenue
                         Suite 1100
                         New York, New York  10022
                         Attention:      Mark Rossi
                                         Robert Getz
                         Facsimile No.:  (212) 826-6798

                         With a copy to:

                         Kirkland & Ellis
                         153 East 53rd Street
                         New York, New York  10022-4675
                         Attention:      Frederick Tanne, Esq.
                         Facsimile No.:  (212) 446-4900

                  To PPEI:

                         c/o  Cornerstone IV, L.L.C.
                         717 Fifth Avenue
                         Suite 1100
                         New York, New York  10022
                         Attention:      Mark Rossi
                                         Robert Getz
                         Facsimile No.:  (212) 826-6798

                         With a copy to:

                         Kirkland & Ellis
                         153 East 53rd Street
                         New York, New York  10022-4675
                         Attention:      Frederick Tanne, Esq.
                         Facsimile No.:  (212) 446-4900

                  To Kuck Investment Partners, L.P.:

                         c/o  Centurion International, Inc.
                         3425 North 44th Street
                         Lincoln, Nebraska  68504
                         Attention:      Gary L. Kuck, President
                         Facsimile No.:  (402) 467-4528

                         With a copy to:

                         Altheimer & Gray
                         10 South Wacker Drive
                         Suite 4000
                         Chicago, Illinois  60606-7482
                         Attention:      Phillip Gordon, Esq.
                         Facsimile No.:  (312) 715-4800

                  To the Sigma Stockholders:

                         c/o Sigma Wireless Technologies Ltd.
                         McKee Avenue
                         Finglas, Dublin 11
                         Ireland
                         Attention: Peter Crowley

                  To Wisconsin:

                         State of Wisconsin Investment Board
                         121 East Wilson Street
                         Madison, Wisconsin  53702
                         (if by U.S. mail: P.O. Box 7842, Madison,
                         Wisconsin 53707-7842)
                         Attn: Jon R. Vanderploeg, Portfolio Manager
                         Fax: (608) 266-2436

                         With a copy (which copy shall not constitute notice)to:

                         Michael Best & Friedrich LLP
                         One South Pinckney Street, Suite 700
                         Madison, Wisconsin  53703
                         (if by U.S. Mail: P.O. Box 1806, Madison,
                         Wisconsin 53701-1806)
                         Attn: Timothy S. Crisp
                         Fax: (608) 283-2275

                         With a copy to:

                  To Randolph:

                         Kirkland & Ellis
                         153 East 53rd Street
                         New York, NY 10022
                         Attn: Frederick Tanne
                         Facsimile No.:   (212) 446-4900

                  To K&E:

                         Kirkland & Ellis
                         153 East 53rd Street
                         New York, NY 10022
                         Attn: Frederick Tanne
                         Facsimile No.:   (212) 446-4900

                  To P. Jackson Bell:

                         1145 San Mateo Drive
                         Menlo Park, CA 94025
                         Facsimile No.:   (650) 322-0388

                  To Behlman:

                         c/o Robert G. Behlman
                         Celestica Inc.
                         2222 Qume Drive
                         San Jose, CA 95131
                         Facsimile No.:   (408) 922-2727

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

                  11. Miscellaneous.

                  (a) No Inconsistent Agreements. The Company will not enter into any agreement which is inconsistent with or violates the rights granted to the holders of this Agreement.

                  (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Cornerstone Registrable Securities and the holders of a majority of the PPEI Registrable Securities.

                  (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

                  (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                  (g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (H) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                 CENTURION INTERNATIONAL, INC.


                                 By: /s/ Gary L. Kuck
                                    ------------------------------
                                 Name: Gary L. Kuck
                                 Title: President/CEO


                                 CORNERSTONE EQUITY INVESTORS IV, L.P.


                                 By:   Cornerstone IV, L.L.C.
                                 Its:  General Partner


                                 By: /s/ Robert Getz
                                     ------------------------------
                                 Name: Robert Getz
                                 Title: Managing Director


                                 PRUDENTIAL PRIVATE EQUITY INVESTORS III, L.P.



                                 By:   Prudential Equity Investors, Inc.
                                 Its:  General Partner

                                 By:   Cornerstone Equity Investors, L.L.C.
                                 Its:  Investment Advisor


                                 By: /s/ Robert Getz
                                     ------------------------------
                                 Its:  Managing Director


                                 KUCK INVESTMENT PARTNERS,  L.P.


                                 By: /s/ Gary L. Kuck
                                     ------------------------------
                                 Name: Gary L. Kuck
                                 Title: General Partner

                                 STATE OF WISCONSIN INVESTMENT BOARD


                                 By:   /s/ Jon Vanderpleeg
                                       ----------------------------------------
                                 Name: Jon Vanderpleeg
                                 Title: Portfolio Manager


                                 /s/ James A. Boyle
                                 ----------------------------------------------
                                 JAMES A. BOYLE


                                 /s/ Michael McGinley
                                 ----------------------------------------------
                                 MICHAEL MCGINLEY


                                 /s/ Peter Crowley
                                 --------------------------------------------
                                 PETER CROWLEY



                                 RANDOLPH STREET PARTNERS III


                                 By:   /s/ Frederick Tanne
                                       ---------------------------------------
                                 Name: Frederick Tanne
                                 Title:

                                 BEHLMAN FAMILY REVOCABLE TRUST


                                 By: /s/ Robert Behlman
                                     ------------------------------
                                 Name:  Robert Behlman
                                 Title: Trustee